EXHIBIT 6(b)

                                   BY-LAWS OF
                         PHL VARIABLE INSURANCE COMPANY





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                                     BYLAWS
                                       OF
                         PHL VARIABLE INSURANCE COMPANY


                                    ARTICLE I
                                      NAME
                                      ----

        SECTION 1.01  The company shall be named PHL Variable Insurance Company.


                                   ARTICLE II
                             MEETING OF SHAREHOLDERS
                             -----------------------

        SECTION 2.01 ANNUAL MEETINGS. The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held at such location, on such day and at such hour, as the Board of Directors may appoint.

        SECTION 2.02 SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the chairman of the board of directors or the president, or in the absence of both, by any vice president, or as otherwise provided by statute, and shall be so called upon the written request of a majority of the board of directors.

        SECTION 2.03 NOTICE OF MEETING. Written notice of every meeting of the shareholders and of the time, place and hour thereof shall be given to an executive officer of the company at least seven days prior to the time appointed for such meeting, which, in the case of a special meeting, shall also state in general terms the purpose or purposes for which the meeting is called. Said requirements of notice shall be deemed to have been lawfully given upon the written waiver signed by the party entitled to notice, whether before or after such meetings, and shall be deemed to have been waived by attendance at such meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        SECTION 2.04 QUORUM. Holders of the majority of the voting power of shares entitled to vote at any meeting of shareholders shall constitute a quorum for such meeting.

        SECTION 2.05 ADJOURNMENTS. In the absence of a quorum, any officer entitled to preside at or act as a secretary of such meeting may adjourn the meeting from time to time until a quorum shall be present.

        SECTION 2.06 NUMBER OF VOTES. Each shareholder entitled to vote shall be entitled to the number of votes equal to the number of shares of the stock of the company he holds.

        SECTION 2.07 CONDUCT OF MEETINGS. At every meeting of the shareholders, the chairman of the board of directors or the president shall serve as chairman of the meeting. A secretary of the company shall keep minutes of the proceedings at said meeting, which minutes shall be made part of the permanent records of the company. Should such officers be absent or otherwise unable to act as chairman and secretary of the meeting, the shareholders shall elect a chairman and a secretary by a voice vote.

        SECTION 2.08 WRITTEN CONSENT. Any action required by statute to be taken at an annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be required to vote upon such action at a meeting at which all shares entitled to vote thereon were present and voted.

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                                   ARTICLE III
                               BOARD OF DIRECTORS
                               ------------------

        SECTION 3.01 AUTHORITY. The management of the property and affairs of the company shall be vested in the board of directors.

        SECTION 3.02 NUMBER. The number of directors which shall constitute the whole board of directors shall be fixed from time to time by resolution of the board of directors but shall be no fewer than three nor more than twenty. Directors shall be at least eighteen years of age at the time of their election.

        SECTION 3.03 ELECTION AND TERM OF OFFICE. Directors shall be elected at the annual meeting of the shareholders. Each director (whether elected at the annual meeting or to fill a vacancy or otherwise) shall continue in office until his successor shall have been elected and qualified or until his earlier death, resignation or removal in the manner hereinafter provided.

        SECTION 3.04 VACANCIES AND ADDITIONAL DIRECTORSHIPS. If any vacancy shall occur among the directors due to resignation, death or removal, or as the result of an increase in the number of directorships, the directors then in office shall continue to act and may fill any vacancy by a vote of the directors then in office, although less than a quorum.

        SECTION 3.05 MEETINGS. A meeting of the board of directors shall be held for organization, election of officers and the transaction of such other business as may properly come before the meeting, within thirty (30) days after each annual election of directors.

        The board of directors may, by resolution, provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time and place of regular meeting shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business.

        Special meetings of the board of directors may be called by the president or any two directors. Except as otherwise required by statute, notice of such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place by telegram or cable, or telephoned or delivered to him personally, not later than two days before the time appointed for such meeting. Such notice shall state the time and place of such meeting, but unless otherwise required by statute, the certificate of incorporation or these bylaws, need not state the purposes thereof. In the event of an emergency, a special meeting of directors may be called upon less than two days' notice and in such case a secretary or an assistant secretary may give such notice, orally or otherwise, as may be most expedient.

        The board of directors may meet without notice immediately after the adjournment of any annual meeting of the shareholders.

        The board of directors or any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can participate, provided each participant can hear every other party.

        Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing or by telegram or cable.


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        SECTION 3.06  QUORUM. At any meeting of the board of directors, a majority of the directors shall constitute a quorum. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by statute, the certificate of incorporation or these bylaws.

         Section 3.07 WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board of directors or committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.


                                    ARTICLE V
                                   COMMITTEES
                                   ----------

        SECTION 4.01 COMMITTEES. The board of directors shall be authorized to establish such committees of the board as it shall from time to time determine, and to appoint such persons as members thereof as it shall from time to time determine. All committees shall perform such duties and exercise such powers as may be delegated from time to time by the board of directors.


                                    ARTICLE V
                                    OFFICERS
                                    --------

        SECTION 5.01 GENERAL. At the annual meeting, the board of directors shall elect from its members a president, a treasurer and a secretary, but the same person may not serve concurrently as president and secretary. The board may also elect one or more vice presidents.

        SECTION 5.02 ELECTION, TERM OF OFFICE AND QUALIFICATIONS. Each officer shall be elected by the board of directors. Each such officer shall hold his office until the first meeting of the board of directors after the next annual meeting of shareholders and until his successor shall have been qualified and elected, or until his earlier death, resignation or removal.

        SECTION 5.03 THE PRESIDENT. The president shall preside at all meetings of the board of directors, if present, and shall have general charge of the business, affairs and property of the company and general supervision over its officers and agents. If present, he shall preside at all meetings of shareholders and shall effectuate or cause to be effectuated all orders and resolutions of the board of directors. He may sign, with any other officer thereunto duly authorized, certificates of stock of the company, the issuance of which shall be duly authorized (his signature to which may be a facsimile signature), and may sign and execute in the name of the company deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the board of directors except in cases where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent. From time to time, he shall report to the board of directors all matters within his knowledge which the interest of the company may require to be brought to their attention. He shall also perform such other duties as are given to him by these bylaws or as from time to time may be assigned to him by the board of directors.

        SECTION 5.04 THE VICE PRESIDENTS. Any vice president may sign and execute in the name of the company deeds, mortgages, bonds and other instruments duly authorized by the board of directors, except in cases where the signing or execution thereof shall be expressly delegated by the board of directors to some


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other officer or agent. Each vice president shall perform such other duties as are given to him by these bylaws or as from time to time may be assigned to him by the board of directors or the president.

        SECTION 5.05  THE SECRETARY. The secretary shall:

                 (a) record all proceedings of the meetings of the shareholders and the board of directors and all actions of any committees so requesting in a book or books to be kept for that purpose;

                 (b) cause all notices to be duly given in accordance with the provisions of these bylaws or as required by statute;

                 (c)  be custodian of the records of the company;

                 (d) cause to be properly kept and filed the lists, books, reports, statements, certificates and other documents and records required by statute;

                 (e) have charge of the books of the company reflecting shareholder interests, and exhibit such books at such times and to such persons as shall be required by statute or by the board of directors; and

                 (f) in general, perform all duties incident to the office of secretary and such other duties as are given to him by these bylaws or as from time to time may be assigned by the board of directors or the president.

        SECTION 5.06 ASSISTANT SECRETARIES. At the request of the secretary or in his absence or disability, the assistant secretaries designated by the board of directors or the president shall perform all duties of the secretary and, when so acting, shall have all the powers of and be subject to all restrictions upon the secretary. The assistant secretaries shall perform such other duties as from time to time may be assigned to them respectively by the board of directors or the president.

        SECTION 5.07  THE TREASURER. The Treasurer shall:

                (a) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the company;

                (b) cause the moneys and other valuable effects of the company to be deposited in the name and to the credit of the company in such banks or trust companies or with such bankers or other depositories as shall be selected in accordance with Section 7.03 of these bylaws or to be otherwise dealt with in such manner as the board of directors may direct;

                (c) cause the funds of the company to be disbursed by checks or drafts upon the authorized depositories of the company, and cause to be taken and preserved proper vouchers for all moneys disbursed;

                (d) render to the board of directors or the president, when requested, a statement of the financial condition of the company and of all his transactions as treasurer;

                (e) cause to be kept at the offices of the company correct books of account of all its business and transactions and such duplicate books of account as he shall determine and upon proper application cause such books or duplicates thereof to be exhibited to any director;


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                (f)  be empowered, from time to time, to require from the
        officers or agents of the company reports or statements giving such information as he may desire with respect to any and all financial transactions of the company; and

                (g) in general, perform all duties incident to the office of treasurer and such other duties as are given to him by these bylaws or as from time to time may be assigned to him by the board of directors or the president.

        SECTION 5.07 ASSISTANT TREASURERS. At the request of the treasurer or in his absence or disability, the assistant treasurers designated by him
(or in the absence of such designation, the assistant treasurer designated by the board of directors or the president) shall perform all duties of the treasurer and, when so acting, shall have all the power of and be subject to all restrictions of the treasurer. The assistant treasurers shall perform such other duties as from time to time may be assigned to them respectively by the board of directors, the president or the treasurer.


                                   ARTICLE VI
                                 INDEMNIFICATION
                                 ---------------

        SECTION 6.01 INDEMNIFICATION. Each director, officer or employee of the company, or his heirs, executors or administrators, shall be indemnified or reimbursed by the company for all expenses necessarily incurred by him in connection with the defense or reasonable settlement of any action, suit or proceeding in which he is made a party by reason of his being or having been a director, officer or employee of the company, or of any other company which he was serving as a director or officer at the request of the company, except in relation to matters as to which the director, officer or employee is finally adjudged tin such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such director, officer or employee. The foregoing right of indemnification or reimbursement shall not be exclusive of any other rights to which he may be entitled under any statute, bylaw, agreement, vote of shareholders or otherwise.


                                   ARTICLE VII
             EXECUTION OF INSTRUMENTS AND DEPOSIT OF CORPORATE FUNDS
             -------------------------------------------------------

        SECTION 7.01 EXECUTION OF INSTRUMENTS GENERALLY. The president, any vice president, the secretary and the treasurer, subject to approval of the board of directors, are each authorized to enter into any contract or execute and deliver any instrument in the name and on behalf of the company. The board of directors may authorize such officer or officers or agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the company, and such authorization may be general or confined to specific instances.

        SECTION 7.02 EXECUTION OF INSURANCE CONTRACTS. All policies of insurance, annuity contracts, policy endorsements and modifications (other than endorsements of the execution of a right or option provided for in the policy) and all contracts incident, related or supplementary to policies of insurance and annuity contracts shall be signed by the president, the vice president, the secretary or an assistant secretary. Such signatures may be facsimile.

        SECTION 7.03 DEPOSITS. All funds of the company not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such banks or other depositories as the board of directors may select, or as may be selected by an officer or officers or agent or agents authorized to do so by the board of directors from time to time.

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        SECTION 7.04  CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the company shall be signed by such officer or officers or agent or agents of the company and in such manner as from time to time shall be determined by the board of directors.

        SECTION 7.05 DIVIDENDS. The board of directors may declare such dividends to the shareholders of the company's earnings and surplus as it may deem expedient.


                                  ARTICLE VIII
                           SEAL, AMENDMENTS AND REPEAL
                           ---------------------------

        SECTION 8.01 SEAL. The corporate seal shall be circular in form and shall have inscribed thereon the name of the company, the year of its creation and the words "Corporate Seal" and "Connecticut".

        SECTION 8.02 AMENDMENT; REPEAL. The board of directors may adopt, amend or repeal these bylaws.